                                                                    EXHIBIT 19.1

                         INFOSYS TECHNOLOGIES LIMITED

             Report for the  third quarter ended December 31, 1999

                               [ITLINFOSYS LOGO]

________________________________________________________________________________
                                                                         1 of 27

At a glance - Indian GAAP
--------------------------------------------------------------------------------
                                     Rs. in crores, except per equity share data
--------------------------------------------------------------------------------

                                                    Quarter ended                Nine months ended                 Year ended
                                                     December 31,                   December 31,               March 31, 1999
                                                  ----------------------------------------------------------
                                                        1999            1998            1999           1998
--------------------------------------------------------------------------------------------------------------------------------
For the period
Total revenue                                         233.52          140.17          635.46         359.03            512.74
Export revenue                                        224.41          137.83          598.10         352.31            500.25
Operating profit (PBIDT)                               98.47           54.65          262.32         128.32            191.75
Profit after tax (PAT) from ordinary activities        73.79           37.74          200.10          89.81            132.92
PBIDT as a percentage of total revenue                 42.32%          38.99%          40.42%         35.74%            37.40%
PAT (from ordinary activities) as a percentage of      31.78%          26.93%          30.49%         25.02%            25.92%
total revenue
Earnings per share (from ordinary activities)          22.50           12.12           57.74          27.87             40.19
Dividend per share                                        NA              NA            3.00           2.50              7.50
Dividend amount                                           NA              NA            9.92           4.00             12.11
Capital investment                                     46.98           19.75          106.74          52.92             71.68

At the end of the period
Total assets                                                                          761.26         260.71            574.43
Fixed assets - net                                                                    172.92          96.38            100.72
Cash and equivalents                                                                  464.43          96.39            416.66
Working capital                                                                       587.58         163.58            472.96
Total debt                                                                                 -              -                 -
Net worth                                                                             761.26         260.71            574.43
Equity                                                                                 33.07          16.02             33.07
Market capitalization                                                              47,843.98       4,760.31          9,672.80
--------------------------------------------------------------------------------------------------------------------------------

Note: Rs. One crore equals Rs. 10 million.
All ratios are calculated excluding income from exchange differences on translation of foreign currency deposits kept abroad. Market capitalization is calculated by considering the Indian market price for shares outstanding at the period / year-end.
EPS figures have been calculated for the period and has not been annualized.

    Total Revenue
    Rs. in crores

      Year Ended             Nine months ended           Nine months ended
    March 31, 1999           December 31, 1998           December 31, 1999
        512.7                      359.0                       635.5


       Exports
    Rs. in crores

      Year Ended             Nine months ended           Nine months ended
    March 31, 1999           December 31, 1998           December 31, 1999
        500.3                      352.3                       598.1


      Net Profit
    Rs. in crores

      Year Ended             Nine months ended           Nine months ended
    March 31, 1999           December 31, 1998           December 31, 1999
        132.9                       89.8                       200.1

--------------------------------------------------------------------------------
                                                                         2 of 27

Letter to shareholders
--------------------------------------------------------------------------------

Dear Shareholder,

It gives us pleasure to report on yet another successful quarter. Total income (Revenues) for the quarter was Rs. 233.52 crore ($52.2 million) compared to Rs.
140.17 crore ($33.0 million) for the corresponding quarter in the previous year, a growth of 66.6% (57.9%). Export income (Export revenues) grew to Rs. 224.41 crore ($51.7 million) from Rs. 137.83 crore ($32.7 million) for the corresponding quarter in the previous year, a growth of 62.8% (58.1%).

Net profit from ordinary activities (Net income) for the quarter was Rs. 73.79 crore ($15.4 million) as compared to Rs. 37.74 crore ($9.6 million) for the corresponding quarter in the previous year, an increase of 95.5% (60.9%). Operating profit (Operating income) was Rs. 98.47 crore ($15.7 million) as compared to Rs. 54.66 crore ($10.8 million) for the corresponding quarter in the previous year, a growth of 80.2% (45.2%).

Other income (Other income, net) of Rs. 7.11 crore ($1.6 million) in the current quarter includes Rs. 4.20 crore ($1.0 million) of interest on deployment of funds raised through issue of American Depositary Shares (ADS), Rs. 0.72 crore ($0.1 million) from the sale of Special Import Licenses, and loss of Rs. 0.61 crore ($0.1 million) arising from exchange rate differences on translation of foreign currency deposits. Excluding the above, net profit (net income) for the current quarter was Rs. 69.48 crore ($14.4 million), an 84.1% (50.3%) increase over the comparable net profit of Rs. 37.74 crore (net income of $9.6 million) for the quarter ended December 31, 1998.

E-commerce initiatives have become an integral part of every business around the world. Your company has made investments in building the skills required in this new paradigm, and now has the experience, the people and the ability to support its clients in their e-business endeavors. During this quarter, 15.6 % of your company's total income was e-commerce related and we continue to focus on this area.

Your company has successfully managed to convert the opportunity of providing Year 2000 conversion solutions into long-term relationships with its clients. The company had capped Year 2000 conversion business at 25% of total revenue and gradually reduced revenue from this service as the Year 2000 approached. We are happy to report that even with revenues from Year 2000 projects declining to just 5.8% this quarter, we have been able to maintain a healthy top- and bottom-line growth.

Your company had made preparations to support its internal systems and its clients during the transition to the Year 2000. Teams were, and continue to be in place at all development centers and in the U.S., Europe and Japan. Further, precautions were taken to monitor the impact on communication infrastructure. As of the date of this letter, no material disruption has been reported. However, your company does not expect to arrive at a conclusive picture of the effect of the transition immediately and continues to monitor its systems and is in touch with its clients to address any problems. The full cost of transition support is still being computed; but is expected to be insignificant. We would like to record our appreciation of all employees who worked very hard to ensure that our clients transition to the Year 2000 smoothly.

Your company added 23 new clients in the quarter. New clients include e-business clients like Fitme.com, Interval Research, Medschool.com and Beyond.com. The company continues to execute significant cutting-edge projects in voice and data communication technologies, the basic infrastructure of the Internet.

During the quarter, your company added another 218 employees (net), increasing the total strength to 4,996 as of the end of the quarter. The new e-commerce paradigm requires the company to keep personnel on "bench" so that it can quickly respond to market requirements. The company's global delivery model enables it to maintain this reserve without significantly impacting margins.

Your company was assessed at the highest level, Level 5, of the Capability Maturity Model, a software-specific quality standard formulated by the Software Engineering Institute at Carnegie Mellon University. This represents another significant milestone in the company's continuous quality journey, which began 7 years ago.

Phase I of the software development facility at Pune Infotech Park, Hinjawadi, Pune was inaugurated in the quarter. Construction of phase II of this facility is also progressing satisfactorily. Construction of one more block of 75,000 sq. ft of Infosys Park, Phase I is progressing well. Construction of 2,70,000 sq.ft at Infosys Park, Phase II, adjacent to the Company's headquarters in Electronic City, is progressing as per schedule.

Work began on a new software development facility in Chennai, with a ground-breaking ceremony. A new facility, with a capacity to accommodate 100 employees, was occupied in Mangalore. This facility is part of a larger building that the company is in the process of acquiring. The company completed the acquisition of 25 acres of land in Bhubaneswar, and will begin construction of a software development campus in due course.

________________________________________________________________________________
                                                                         3 of 27

Your company was again voted as the "Best Managed Company" in India in a poll conducted by Asiamoney among the international investment community. Your company was voted "India's Most Admired Company" in a survey conducted by The Economic Times. The Institute of Chartered Accountants of India has adjudged the Annual Report and Accounts of the company for the year ended March 31, 1999 as the best amongst the entries received from Non-Financial Private Sector Companies for the Best Presented Accounts Competition 1998-99. This is the fifth consecutive year that Infosys is winning this prestigious award.

We thank all Infoscions, who through their unwavering commitment to the Infosys ideals of quality, hard work and cost control, have made this yet another successful quarter, and look forward to reporting to you the results of the quarter and year ending March 31, 2000.



                           -------------------------   ------------------------
                           /s/ Nandan M. Nilekani      /s/ N. R. Narayana Murthy
                           -------------------------   ------------------------
Bangalore, India               Nandan M. Nilekani          N. R. Narayana Murthy
January 11, 2000     Managing Director, President                       Chairman
                      and Chief Operating Officer    and Chief Executive Officer

Note: Figures and terminology in parenthesis refer to US GAAP financial statements, and are in US dollars.

________________________________________________________________________________
                                                                         4 of 27

Auditor's report to the members of Infosys Technologies Limited
--------------------------------------------------------------------------------

We have audited the attached Balance Sheet of Infosys Technologies Limited (the Company) as at 31, December, 1999 and the Profit and Loss Accounts of the Company for the nine month period and quarter ended on that date, annexed thereto, and report that:

1. As required by the Manufacturing and Other Companies (Auditor's Report) Order, 1988, issued by the Company Law Board in terms of Section 227(4A) of the Companies Act, 1956, we enclose in the Annexure a statement on the matters specified in paragraphs 4 and 5 of the said Order.

2.   Further to our comments in the Annexure referred to in paragraph 1 above:

     a. We have obtained all the information and explanations which, to the best of our knowledge and belief, were necessary for the purpose of our audit.

     b. In our opinion, proper books of account, as required by law, have been kept by the Company so far as appears from our examination of these books.

     c. The Balance Sheet and Profit and Loss Accounts dealt with by this report are in agreement with the books of account.

     d. In our opinion, the Balance Sheet and Profit and Loss Account dealt with by this report are prepared in compliance with the accounting standards referred to in sub section(3C) of Section 211 of the Companies Act, 1956, to the extent applicable;

     e. In our opinion, and to the best of our information, and according to the explanations given to us, the said accounts give the information required by the Companies Act, 1956, in the manner so required, and give a true and fair view:

          i. in the case of the Balance Sheet, of the state of affairs of the Company as at 31 December, 1999; and

          ii. in the case of the Profit and Loss Accounts, of the profit for the nine months period and quarter ended on that date.

3. We have also examined the attached Cash Flow Statements of the Company for the nine month period and quarter ended 31 December, 1999. The Statements have been prepared by the Company in accordance with the requirements of Clause 32 of the listing agreements entered into with the Stock Exchanges.


                                                         for Bharat S Raut & Co.
                                                           Chartered Accountants

Bangalore                                                              Ravi Ramu
January 11, 2000                                                         Partner


________________________________________________________________________________
                                                                         5 of 27

Balance Sheet as at
-----------------------------------------------------------------------------------------------------------------
                                                                                                           in Rs.
-----------------------------------------------------------------------------------------------------------------
                                                                         December 31                     March 31
                                                          -------------------------------------
                                                                    1999                  1998               1999
-----------------------------------------------------------------------------------------------------------------
SOURCES OF FUNDS
SHAREHOLDERS' FUNDS
Share capital                                               33,06,95,500          16,01,73,500       33,06,95,500
Reserves and surplus                                       728,18,83,990         244,69,23,518      541,36,15,748
-----------------------------------------------------------------------------------------------------------------
                                                           761,25,79,490         260,70,97,018      574,43,11,248
=================================================================================================================
APPLICATION OF FUNDS
FIXED ASSETS
Gross block                                                232,93,48,993         150,19,23,526      168,92,38,345
Less : Depreciation                                        116,24,08,642          68,93,95,453       83,09,14,934
-----------------------------------------------------------------------------------------------------------------
Net block                                                  116,69,40,351          81,25,28,073       85,83,23,411
Add : Capital work-in-progress                              56,23,06,951          15,12,52,880       14,88,35,800
-----------------------------------------------------------------------------------------------------------------
                                                           172,92,47,302          96,37,80,953      100,71,59,211
INVESTMENTS                                                    75,48,469             75,48,469          75,48,469

CURRENT ASSETS, LOANS AND ADVANCES
Sundry debtors                                             138,35,95,210          89,93,12,816       84,51,88,425
Cash and bank balances                                     395,23,42,087          96,38,98,984      405,04,82,999
Loans and advances                                         178,21,08,869          47,43,24,156       68,35,96,522
-----------------------------------------------------------------------------------------------------------------
                                                           711,80,46,166         233,75,35,956      557,92,67,946
Less: Current liabilities                                   57,84,73,154          46,11,36,190       42,83,42,481
        Provisions                                          66,37,89,293          24,06,32,170       42,13,21,897
-----------------------------------------------------------------------------------------------------------------
NET CURRENT ASSETS                                         587,57,83,719         163,57,67,596      472,96,03,568
-----------------------------------------------------------------------------------------------------------------
                                                           761,25,79,490         260,70,97,018      574,43,11,248
=================================================================================================================

SIGNIFICANT ACCOUNTING POLICIES AND NOTES ON ACCOUNTS

The Schedules referred to above and the notes thereon form an integral part of the Balance Sheet.

This is the Balance Sheet referred
to in our report of even date.
for Bharat S Raut & Co.
Chartered Accountants

Ravi Ramu                N.R. Narayana Murthy      Nandan M. Nilekani             Susim M. Datta
Partner                  Chairman and              Managing Director, President   Director
                         Chief Executive Officer   and Chief Operating Officer

                                                   Marti G. Subrahmanyam          N.S. Raghavan             S. Gopalakrishnan
                                                   Director                       Joint Managing Director   Deputy Managing Director

Place: Bangalore         K. Dinesh                 S.D. Shibulal                  T.V. Mohandas Pai         V. Viswanathan
Date: January 11, 2000   Director                  Director                       Sr. Vice-President (F&A)  Company Secretary

________________________________________________________________________________
                                                                         6 of 27

Profit and Loss Account
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                              in Rs.
------------------------------------------------------------------------------------------------------------------------------------
                                                  Quarter ended December 31       Nine months ended December 31        Year ended
                                                                                                                         March 31
                                             -----------------------------------------------------------------------
                                                       1999              1998               1999              1998           1999
------------------------------------------------------------------------------------------------------------------------------------
INCOME
Software development services and products
     - Overseas                                 224,40,92,531    137,82,71,833      598,10,25,956     352,30,43,148    500,25,40,418
     - Domestic                                   2,00,37,227      1,61,76,460        6,87,97,826       4,66,23,604      8,63,71,250
Other income                                      7,11,00,819        72,25,046       30,48,32,499       2,06,22,369      3,84,71,833
------------------------------------------------------------------------------------------------------------------------------------
                                                233,52,30,577    140,16,73,339      635,46,56,281     359,02,89,121    512,73,83,501
====================================================================================================================================
EXPENDITURE
Software development expenses                   117,78,46,621     66,46,78,959      320,04,95,341     188,21,71,058    261,51,74,052
Administration and other expenses                17,27,30,083     12,18,33,522       46,26,00,508      32,10,23,822     45,75,30,137
Provision for Contingencies                                 -      3,33,00,000        3,33,00,000       3,33,00,000      6,66,00,000
Provision towards e-inventing the Company                   -                -        3,50,00,000                 -                -
Provision for investment in subsidiary                      -      3,52,95,674                  -       7,05,95,674      7,05,95,674
------------------------------------------------------------------------------------------------------------------------------------
                                                135,05,76,704     85,51,08,155      373,13,95,849     230,70,90,554    320,98,99,863
Operating profit (PBIDT)                         98,46,53,873     54,65,65,184      262,32,60,432     128,31,98,567    191,74,83,638
Interest                                                    -                -                  -                 -                -
Depreciation                                     14,47,99,080      9,12,45,179       34,52,40,998      21,46,81,271     35,89,30,078
Profit before tax                                83,98,54,793     45,53,20,005      227,80,19,434     106,85,17,296    155,85,53,560
Provision for tax
   - earlier periods                                 6,00,000      2,57,00,000          23,00,000       4,32,00,000      4,32,00,000
   - current period                              10,14,00,000      5,22,00,000       27,47,00,000      12,72,00,000     18,62,00,000
Profit after tax from ordinary activities        73,78,54,793     37,74,20,005      200,10,19,434      89,81,17,296    132,91,53,560
Extraordinary income (net of tax)                           -      2,34,54,103                  -       2,34,54,103      2,34,54,103
Net profit                                       73,78,54,793     40,08,74,108      200,10,19,434      92,15,71,399    135,26,07,663
------------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR APPROPRIATION               73,78,54,793     40,08,74,108      200,10,19,434      92,15,71,399    135,26,07,663
------------------------------------------------------------------------------------------------------------------------------------
Dividend
     -  Interim                                             -                -        9,92,08,200       4,00,43,000      4,00,43,011
     -  Final                                                                                                            8,10,32,734
     - Dividend Tax                                         -                -        1,09,12,902         40,04,300      1,21,07,574
Amount transferred
- capital reserve                                           -                -                  -                 -      2,34,54,103
- general reserve                                           -                -                  -                 -    119,59,70,241
Balance in Profit and Loss Account               73,78,54,793     40,08,74,108      189,08,98,332      87,75,24,099                -
------------------------------------------------------------------------------------------------------------------------------------
                                                 73,78,54,793     40,08,74,108      200,10,19,434      92,15,71,399    135,26,07,663
====================================================================================================================================

SIGNIFICANT ACCOUNTING
POLICIES AND NOTES ON ACCOUNTS

The Schedules referred to above and the notes thereon form an integral part of the Profit and Loss Account.
This is the Profit & Loss Account
referred to in our report of even date.
for Bharat S Raut & Co.
Chartered Accountants

Ravi Ramu               N.R. Narayana Murthy      Nandan M. Nilekani             Susim M. Datta
Partner                 Chairman and              Managing Director, President   Director
                        Chief Executive Officer   and Chief Operating Officer

                                                  Marti G. Subrahmanyam          N.S. Raghavan              S. Gopalakrishnan
                                                  Director                       Joint Managing Director    Deputy Managing Director

Place: Bangalore        K. Dinesh                 S.D. Shibulal                  T.V. Mohandas Pai          V. Viswanathan
Date: January 11, 2000  Director                  Director                       Sr. Vice-President (F&A)   Company Secretary

________________________________________________________________________________
                                                                         7 of 27

Schedules to the Profit and Loss Account
--------------------------------------------------------------------------------

                                                                                                                 in Rs.
-----------------------------------------------------------------------------------------------------------------------
                                                Quarter ended December 31                 Nine months ended December 31
                                               ------------------------------------------------------------------------
                                                          1999                     1998                  1999
-----------------------------------------------------------------------------------------------------------------------
OTHER INCOME
Interest received on deposits with banks and               6,87,87,893            69,09,057              18,98,10,230
 others
Tax deducted at source Rs. 1,01,56,924 (Rs.
 9,04,710)
Sale of special import licenses                              72,35,156                    -               2,02,31,549
Profit on sale of assets                                      4,06,879                    -                  8,70,656
Miscellaneous income                                          7,96,726             3,15,989                 22,87,198
Exchange differences *                                      (61,25,835)                   -               9,16,32,866
-----------------------------------------------------------------------------------------------------------------------
                                                           7,11,00,819            72,25,046              30,48,32,499
=======================================================================================================================
*Exchange differences on translation of
 foreign currency deposit maintained abroad

SOFTWARE DEVELOPMENT EXPENSES
Salaries and bonus including overseas staff               81,15,35,725         38,84,96,572             213,58,96,745
 expenses
Staff welfare                                              1,20,75,533            75,27,821               3,17,77,904
Contribution to provident and other funds                  3,83,57,945          3,29,45,875               9,93,25,259
Foreign tour and travel                                   20,19,68,835         17,02,42,715              57,55,38,493
Consumables                                                  59,07,518            24,59,618               1,65,15,050
Cost of software packages
      for own use                                          4,42,89,192          1,91,84,159              13,71,43,852
      for domestic software development                      15,50,489            20,09,803                 56,15,548
Provision for post-sales client support                      22,79,710            34,55,084               1,98,75,864
Computer maintenance                                       1,46,47,267            55,75,358               2,47,25,626
Communication expenses                                     3,94,21,621          2,16,80,859              13,41,81,710
Consultancy charges                                          58,12,786          1,11,01,095               1,98,99,290
-----------------------------------------------------------------------------------------------------------------------
                                                         117,78,46,621         66,46,78,959             320,04,95,341
=======================================================================================================================
ADMINISTRATION AND OTHER EXPENSES
Rent                                                       2,94,91,308          1,84,64,043               7,37,30,739
Legal and professional charges                             2,12,23,219          1,16,19,478               5,07,17,048
Travelling and conveyance                                  2,12,19,985            98,22,877               4,83,98,364
Telephone charges                                          1,34,11,165          1,22,44,813               3,80,10,382
Power and fuel                                             1,24,49,207            63,42,281               3,25,57,317
Provision for bad and doubtful debts                         25,07,614           (44,14,374)              2,15,50,851
Office maintenance                                         1,50,73,562            56,80,833               3,32,62,319
Printing and stationery                                      59,54,552            28,85,245               2,13,46,379
Donations                                                    80,00,000            69,86,000               2,21,86,367
Sundry marketing expenses                                    99,89,474            56,59,255               2,30,42,736
Other miscellaneous expenses                                 26,60,338            53,16,363               1,54,47,750
Advertisements                                               (1,69,062)           31,98,633               1,10,67,865
Brand Building                                               47,97,411                    -                 47,97,411
Insurance charges                                            87,73,960            33,01,187               1,78,04,591
Postage and courier                                          33,70,815            18,39,321                 95,70,551
Rates and taxes                                              19,31,644            11,28,444                 76,75,290
Repairs to plant and machinery                               21,39,787            25,27,848                 62,89,049
Repairs to building                                          17,62,336            36,11,585                 57,67,172
Commission Charges                                           15,94,215             2,43,713                 50,79,015
Research Grants                                              37,50,000          2,34,00,000                 62,50,000
Books and periodicals                                        13,34,638             5,07,660                 34,83,388
Bank charges and commission                                   9,67,665            10,80,817                 27,30,597
Auditor's remuneration
- audit fees                                                  4,46,250             3,50,000                 13,38,750
- certification charges                                              -                    -                         -
- other services                                                     -                    -                         -
- out-of-pocket expenses                                        50,000               37,500                  1,50,000
Bad loans and advances written off                                   -                    -                  3,46,577
-----------------------------------------------------------------------------------------------------------------------
                                                          17,27,30,083         12,18,33,522              46,26,00,508
=======================================================================================================================
                                                                         Year ended March 31
                                                         -------------
                                                                  1998                       1999
-------------------------------------------------------------------------------------------------
OTHER INCOME
Interest received on deposits with banks and               1,92,19,735                3,67,00,927
 others
Tax deducted at source Rs. 1,01,56,924 (Rs.
 9,04,710)
Sale of special import licenses                                      -                          -
Profit on sale of assets                                             -                          -
Miscellaneous income                                         14,02,634                  17,70,906
Exchange differences *                                               -                          -
-------------------------------------------------------------------------------------------------
                                                           2,06,22,369                3,84,71,833
=================================================================================================
*Exchange differences on translation of
foreign currency deposit maintained abroad

SOFTWARE DEVELOPMENT EXPENSES
Salaries and bonus including overseas staff              108,16,78,208              151,56,56,923
 expenses
Staff welfare                                              2,15,69,875                3,06,17,200
Contribution to provident and other funds                  7,93,10,336               11,42,90,209
Foreign tour and travel                                   41,69,80,391               58,11,20,975
Consumables                                                  52,23,483                1,06,44,207
Cost of software packages
      for own use                                         12,17,18,189               14,86,91,737
      for domestic software      development                 60,26,671                1,78,19,890
Provision for post-sales client support                    2,26,64,868                2,19,18,587
Computer maintenance                                       2,41,96,902                3,29,08,467
Communication expenses                                     6,95,79,151                9,59,08,515
Consultancy charges                                        3,32,22,984                4,55,97,342
-------------------------------------------------------------------------------------------------
                                                         188,21,71,058              261,51,74,052
=================================================================================================
ADMINISTRATION AND OTHER EXPENSES
Rent                                                       5,40,88,667                7,44,54,587
Legal and professional charges                             3,51,57,262                5,37,56,388
Travelling and conveyance                                  2,85,48,258                4,15,37,200
Telephone charges                                          3,89,60,752                5,15,34,846
Power and fuel                                             1,81,49,488                2,73,37,769
Provision for bad and doubtful debts                                 -                 (13,06,919)
Office maintenance                                         2,02,62,136                2,95,44,190
Printing and stationery                                    1,11,92,404                1,76,34,923
Donations                                                  1,10,07,335                1,49,82,357
Sundry marketing expenses                                  1,20,37,107                1,92,56,725
Other miscellaneous expenses                               1,56,13,109                1,80,79,939
Advertisements                                               58,88,486                  76,84,502
Brand Building                                                       -
Insurance charges                                            90,48,428                1,28,78,968
Postage and courier                                          54,37,428                  79,15,959
Rates and taxes                                              79,13,000                1,16,79,290
Repairs to plant and machinery                               67,37,563                  86,47,678
Repairs to building                                          81,40,482                1,08,24,460
Commission Charges                                            7,40,413                   7,40,413
Research Grants                                            2,34,00,000                3,09,00,000
Books and periodicals                                        45,79,373                  76,72,725
Bank charges and commission                                  29,59,631                  38,95,031
Auditor's remuneration
- audit fees                                                 10,50,000                  14,35,000
- certification charges                                              -                   2,00,000
- other services                                                     -                   8,00,000
- out-of-pocket expenses                                      1,12,500                   1,50,000
Bad loans and advances written off                                   -                  52,94,106
-------------------------------------------------------------------------------------------------
                                                          32,10,23,822               45,75,30,137
=================================================================================================

________________________________________________________________________________
                                                                         8 of 27

Statement of Cash Flows
-------------------------------------------------------------------------------
                                                                          in Rs.
-------------------------------------------------------------------------------

                                                           Quarter ended December 31,     Nine Months ended December 31,
                                                       -------------------------------------------------------------------
                                                                       1999                   1998                   1999
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATIONS
Profit before tax                                              83,98,54,793           45,53,20,005          227,80,19,434
Other Income                                                   (6,30,68,937)            (69,21,567)         (28,23,13,752)
Increase (decrease) in provision for contingencies             (1,05,17,012)                     -            2,27,82,988
Increase (decrease) in provision for e-inventing the           (2,08,21,326)                     -            1,41,78,674
Company
Provision for investment in subsidiary                                    -            3,52,95,674                      -
Depreciation, depletion and amortization                       14,47,99,080            9,12,45,179           34,52,40,998
Decrease (increase) in sundry debtors                          (4,88,85,406)         (30,91,78,176)         (53,84,06,785)
Decrease (increase) in loans and advances                      (9,21,43,936)          (4,15,34,593)         (26,95,41,820)
Increase (decrease) in current liabilities and                   (70,61,317)          29,81,47,641           17,00,06,537
provisions
Income taxes paid                                             (11,69,30,617)          (1,32,51,866)         (25,53,68,098)
--------------------------------------------------------------------------------------------------------------------------
Net cash from operations                                       62,52,25,322           50,91,22,297          148,45,98,176
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING
Proceeds from issue of American Depositary Shares                         -                      -                      -
Expenses relating to issue of American Depositary                (21,00,000)                     -           (2,26,30,090)
Shares
Dividends paid (including dividend tax)                       (11,01,21,102)          (4,40,47,300)         (19,92,57,109)
--------------------------------------------------------------------------------------------------------------------------
Net cash used for financing                                   (11,22,21,102)          (4,40,47,300)         (22,18,87,199)
--------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING
Income from investments                                         6,87,87,893              69,21,567           18,98,10,230
Proceeds of sale of investments (net of tax)                              -            6,06,20,029                      -
Proceeds of sale of fixed assets                                   4,06,879                      -               9,78,588
Purchase of fixed assets                                      (46,98,20,540)         (19,75,39,275)        (106,74,37,021)
Other long-term investments                                               -             (75,38,109)                     -
--------------------------------------------------------------------------------------------------------------------------
Net cash used for investing                                   (40,06,25,768)         (13,75,35,788)         (87,66,48,203)
--------------------------------------------------------------------------------------------------------------------------
Effect of exchange differences on translation of                 (61,25,835)                     -            9,16,32,866
foreign currency deposit maintained abroad
Total increase (decrease) in cash and cash equivalents         11,23,78,452           32,75,39,209           38,60,62,774
during the period
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE             453,80,33,967           63,63,59,775          416,65,90,944
 PERIOD
--------------------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD            464,42,86,584           96,38,98,984          464,42,86,584
==========================================================================================================================

                                                         Nine Months Ended December 31,       Year ended
                                                         ------------------------------      March 31, 1999
                                                                         1998
-----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATIONS
Profit before tax                                               106,85,17,296                 155,85,53,560
Other Income                                                     (1,92,78,534)                 (3,67,00,927)
Increase (decrease) in provision for contingencies                          -                   6,66,00,000
Increase (decrease) in provision for e-inventing the                        -                             -
Company
Provision for investment in subsidiary                            7,05,95,674                   7,05,95,674
Depreciation, depletion and amortization                         21,46,81,271                  35,89,30,078
Decrease (increase) in sundry debtors                           (50,04,64,149)                (44,63,39,758)
Decrease (increase) in loans and advances                       (14,57,43,306)                (15,32,76,222)
Increase (decrease) in current liabilities and                   40,50,64,204                  33,82,24,214
provisions
Income taxes paid                                                (8,22,91,668)                (16,79,23,184)
-----------------------------------------------------------------------------------------------------------
Net cash from operations                                        101,10,80,788                 158,86,63,435
-----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING
Proceeds from issue of American Depositary Shares                           -                 296,86,28,400
Expenses relating to issue of American Depositary                           -                 (17,33,14,415)
Shares
Dividends paid (including dividend tax)                         (10,20,36,824)                (10,20,36,824)
-----------------------------------------------------------------------------------------------------------
Net cash used for financing                                     (10,20,36,824)                269,32,77,161
-----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING
Income from investments                                           1,92,78,534                   3,67,00,927
Proceeds of sale of investments (net of tax)                      6,06,20,029                   6,06,20,029
Proceeds of sale of fixed assets                                     2,39,716                      2,39,716
Purchase of fixed assets                                        (52,91,64,859)                (71,67,91,924)
Other long-term investments                                        (75,38,109)                   (75,38,109)
-----------------------------------------------------------------------------------------------------------
Net cash used for investing                                     (45,65,64,689)                (62,67,69,361)
-----------------------------------------------------------------------------------------------------------
Effect of exchange differences on translation of                            -                             -
foreign currency deposit maintained abroad
Total increase (decrease) in cash and cash equivalents           45,24,79,275                 365,51,71,235
during the period
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE                51,14,19,709                  51,14,19,709
PERIOD
-----------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD               96,38,98,984                 416,65,90,944
===========================================================================================================

These are the Cash Flow Statements
referred to in our report of even date.
for Bharat S Raut & Co.
Chartered Accountants

Ravi Ramu                N.R. Narayana Murthy      Nandan M. Nilekani             Susim M. Datta
Partner                  Chairman and              Managing Director President    Director
                         Chief Executive Officer   and Chief Operating Officer

                                                   Marti G. Subrabmanyam          N.S. Raghavan             S. Gopalakrishnan
                                                   Director                       Joint Managing Director   Deputy Managing Director

Place:  Bangalore        K. Dinesh                 S.D. Shibulal                  T.V. Mohandas Pai         V. Viswanathan
Date: January 11, 2000   Director                  Director                       Sr. Vice-President (F&A)  Company Secretary

________________________________________________________________________________

                                                                         9 of 27

Reconciliation of Balance Sheet items with cash flow items
--------------------------------------------------------------------------------
                                                                          in Rs.
--------------------------------------------------------------------------------

                                                      Quarter ended December 31,    Nine months ended December 31,    Year ended
                                                                                                                    March 31, 1999
                                                  ---------------------------------------------------------------
                                                             1999            1998            1999            1998
----------------------------------------------------------------------------------------------------------------------------------
1. Loans and advances

   As per Balance sheet                             178,21,08,869    47,43,24,156   178,21,08,869    47,43,24,156     68,35,96,522
   Less:        Deposits with financial             (69,19,44,497)              -   (69,19,44,497)              -    (11,61,07,945)
                institutions/body corporate,
                included in cash equivalents
                Advance income taxes considered     (44,42,14,197)  (10,54,48,717)  (44,42,14,197)  (10,54,48,717)   (19,10,80,222)
                separately
----------------------------------------------------------------------------------------------------------------------------------
   Balance considered for preparing the cash flow    64,59,50,175    36,88,75,439    64,59,50,175    36,88,75,439     37,64,08,355
   statement
----------------------------------------------------------------------------------------------------------------------------------
2. Additions to fixed assets

   As per Balance sheet                              32,04,12,874    16,89,29,222    65,39,65,870    45,11,25,251     64,11,69,396
   Add:         Closing capital work-in-progress     56,23,06,951    15,12,52,880    56,23,06,951    15,12,52,880     14,88,35,800
   Less:        Opening capital work-in-progress    (41,28,99,285)  (12,26,42,827)  (14,88,35,800)   (7,32,13,272)    (7,32,13,272)
----------------------------------------------------------------------------------------------------------------------------------
   Balance considered for preparing the cash flow
   statement                                         46,98,20,540    19,75,39,275   106,74,37,021    52,91,64,859     71,67,91,924
----------------------------------------------------------------------------------------------------------------------------------
3. Cash and cash equivalents

   As per Balance sheet                             395,23,42,087    96,38,98,984   395,23,42,087    96,38,98,984    405,04,82,999
   Add:         Deposits with financial              69,19,44,497               -    69,19,44,497               -     11,61,07,945
                institutions/body corporate (as
                per 1 above)
----------------------------------------------------------------------------------------------------------------------------------
   Balance considered for preparing the cash flow
   statement                                        464,42,86,584    96,38,98,984   464,42,86,584    96,38,98,984    416,65,90,944
----------------------------------------------------------------------------------------------------------------------------------
4. Income taxes paid

   As per Profit and Loss account                    10,20,00,000     7,79,00,000    27,70,00,000    17,04,00,000     22,94,00,000
   Add:         Decrease(increase) in balance in    (10,14,38,084)   (8,07,00,000)  (27,47,65,877)   (9,76,52,482)   (15,66,52,471)
                provision for taxes account
                Increase(decrease) in balance in     11,63,68,701     1,60,51,866    25,31,33,975       95,44,150      9,51,75,655
                advance income tax account
----------------------------------------------------------------------------------------------------------------------------------
   Balance considered for preparing the cash flow
   statement                                         11,69,30,617     1,32,51,866    25,53,68,098     8,22,91,668     16,79,23,184
----------------------------------------------------------------------------------------------------------------------------------
5. Other income

   As per Profit and Loss account                     7,11,00,819       72,25,046    30,48,32,499     2,06,22,369      3,84,71,833
   Less:        Income from operating activities       (80,31,882)      (3,03,479)   (2,25,18,747)     (13,43,835)      (17,70,906)
----------------------------------------------------------------------------------------------------------------------------------
   Balance considered for preparing the cash flow
   statement                                          6,30,68,937       69,21,567    28,23,13,752     1,92,78,534      3,67,00,927
----------------------------------------------------------------------------------------------------------------------------------
6. Current liabilities and provisions

   As per Balance sheet                             124,22,62,447    70,17,68,360   124,22,62,447    70,17,68,360     84,96,64,378
   Less:        Provision for taxation considered   (50,61,23,365)  (17,23,57,487)  (50,61,23,365)  (17,23,57,487)   (23,13,57,488)
                separately
                Provision for dividend considered               -               -               -               -     (8,10,32,734)
                separately
                Provision for dividend tax                      -               -               -               -       (81,03,273)
                considered separately
                Provision for contingencies          (8,93,82,988)              -    (8,93,82,988)              -     (6,66,00,000)
                Provision for e-inventing the        (1,41,78,674)              -    (1,41,78,674)              -                -
                Company
 ---------------------------------------------------------------------------------------------------------------------------------
   Balance considered for preparing the cash flow
   statement                                         63,25,77,420    52,94,10,873    63,25,77,420    52,94,10,873     46,25,70,883
 ---------------------------------------------------------------------------------------------------------------------------------

These are the Cash Flow Statements
referred to in our report of even date.

for Bharat S Raut & Co.
Chartered Accountants

Ravi Ramu                N.R. Narayana Murthy      Nandan M. Nilekani             Susim M. Datta
Partner                  Chairman and              Managing Director, President   Director
                         Chief Executive Officer   and Chief Operating Officer

                                                   Marti G. Subrahmanyam          N.S. Raghavan             S. Gopalakrishnan
                                                   Director                       Joint Managing Director   Deputy Managing Director

Place:  Bangalore        K. Dinesh                 S.D. Shibulal                  T.V. Mohandas Pai         V. Viswanathan
Date: January 11, 2000   Director                  Director                       Sr. Vice-President (F&A)  Company Secretary

--------------------------------------------------------------------------------
                                                                        10 of 27

Significant accounting policies
--------------------------------------------------------------------------------

1    Basis for preparation of financial statements

     The financial statements are prepared under the historical cost convention, in accordance with Indian Generally Accepted Accounting Principles (GAAP), the accounting standards issued by the Institute of Chartered Accountants of India and the provisions of the Companies Act, 1956, as adopted consistently by the Company. All income and expenditure having a material bearing on the financial statements are recognized on accrual basis.

     The preparation of the financial statements in conformity with GAAP requires that the management makes estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Examples of such estimates include estimates of expected contract costs to be incurred to complete software development, provision for doubtful debts, future obligations under employee retirement benefit plans and the useful lives of fixed assets. Actual results could differ from those estimates.

2    Revenue recognition

     Revenue from software development on a time-and-material basis is recognized based on software developed and billed to clients as per the terms of specific contracts. In the case of fixed-price contracts, revenue is recognized based on the milestones achieved as specified in the contracts, on the percentage of completion basis. Revenue from the sale of software products is recognized when the sale has been completed with the passing of title. Revenues from Annual Technical Services (ATS) is recognized on a pro rata basis over the period in which such services are rendered. Interest on deployment of surplus funds is recognized using the time-proportion method, based on interest rates implicit in the transaction. Dividend income is recognized when the right to receive dividend is established. Revenue from the sale of Special Import Licences is recognized when the licences are actually sold.

3    Expenditure

     Expenses are accounted on accrual basis and provisions are made for all known losses and liabilities. Provisions are made for future unforeseeable factors which may affect the ultimate profit on fixed-price software development contracts. The cost of software purchased for use in software development and services is charged to revenue in the same year. The leave encashment liability of the Company is provided on the basis of actuarial valuation. Provisions are made towards likely expenses on providing post-sales client support for fixed-price contracts.

4    Fixed assets

     Fixed assets are stated at the cost of acquisition, less accumulated depreciation. Direct costs are capitalized till the assets are ready to be put to use. These costs include financing costs relating to specific borrowing(s) attributable to fixed assets.

5    Capital work-in-progress

     Advances paid towards the acquisition of fixed assets, and the cost of assets not put to use before the period-end, are disclosed under capital work-in-progress.

6    Depreciation

     Depreciation on fixed assets is provided using the straight-line method, based on useful lives as estimated by the management. Depreciation is charged on a pro rata basis for assets purchased / sold during the period. Individual assets costing less than Rs. 5,000 are depreciated in full in the year of purchase. The management's estimate of useful lives for the various fixed assets is given below.

     Building                            15 years
     Plant and machinery                 5 years
     Computer equipment                  2-5 years
     Furniture and fixtures              5 years
     Vehicles                            5 years

7    Retirement benefits to employees

7.1  Gratuity

     In accordance with Indian law, Company provides for gratuity, a defined benefit retirement plan covering all employees. The plan provides a lump sum payment to vested employees at retirement, death or termination of employment, based on the respective employee's salary, and the years of employment with the Company.

     The Company has established the Infosys Technologies Limited Employees' Group Gratuity Fund Trust (the Trust). Liabilities with regard to the gratuity plan are determined by actuarial valuation, based upon which, the Company makes contributions to the Trust. Trustees administer the contributions made to the Trust. The funds contributed to the Trust are invested in specific designated securities as mandated by law and generally comprises central and state government bonds, and debt instruments of government-owned corporations.

7.2  Superannuation

     Apart from being covered under the gratuity plan described above, the senior officers of the Company are also participants of a defined contribution benefit plan. The plan is termed the superannuation plan to which the Company makes monthly contributions, based on a

--------------------------------------------------------------------------------
                                                                        11 of 27
     specified percentage of each covered employee's salary. The Company has no further obligations under the plan beyond its monthly contributions.

7.3  Provident fund

     In addition to the above benefits, all employees receive benefits from a provident fund which is a defined contribution plan. Both the employee and the employer make monthly contributions to the plan equal to 12% of the covered employee's salary.

     The Company has established a Provident Fund Trust to which a part of the contributions are made each month. The remainder of the contributions are made to the Government's provident fund. The Company has no further obligations under the plan beyond its monthly contributions.

8    Research and development

     Capital and revenue expenditure incurred on research and development is charged off to revenue in the same year in which such expenditure is incurred.

9    Foreign currency transactions

     Sales made to clients outside India and realizations deposited into foreign currency bank accounts are accounted for on the basis of the exchange rate as on the date of the transaction. Adjustments are made for any variations in the sale proceeds on conversion into Indian currency upon actual receipt. Expenditure in foreign currency is accounted at the exchange rate prevalent when such expenditure is incurred. Disbursements made out of foreign currency bank accounts are reported at a rate that approximates the actual monthly rate. Fixed assets purchased at overseas offices are accounted for on the basis of the actual cost incurred at the exchange rate prevalent at the time of purchase. Depreciation is charged as per Company policy. Exchange differences arising on foreign currency transactions are recognized as income or expense in the period in which they arise.

     Current assets and current liabilities denominated in foreign currency are translated at the exchange rate prevalent at the date of the balance sheet. The resulting difference is accounted for in the profit and loss account. In the case of forward contracts, the difference between the forward rate and the exchange rate on the date of the transaction is recognized as income or expense over the life of the contract.

10   Investments

     Investments are classified into current investments and long-term investments. Current investments are carried at the lower of the cost and the fair value, and provision is made to recognize any decline in the carrying value. Long-term investments are carried at cost, and provision is made to recognize any decline, other than temporary, in the value of such investment. Overseas investments are carried at their original rupee cost less provision as described above.

11   Investment in subsidiary

     The investment in the subsidiary is accounted on the cost method, whereby, the Company recognizes only dividends received from the subsidiary as income. In case of losses made by the subsidiary, other than temporary, adequate provision is made to recognize any decline in the value of the investment.

12   Income tax

     Provision is made for income tax on an annual basis, under the tax-payable method, based on the tax liability as computed after taking credit for allowances and exemptions. In case of matters under appeal, due to disallowances or otherwise, full provision is made when the said liabilities are accepted by the Company.

--------------------------------------------------------------------------------
                                                                        12 of 27

Notes on accounts
--------------------------------------------------------------------------------

The previous period's figures have been recast / restated, wherever necessary, to conform to the current period's classification.

1.   Contingent liabilities

     a. The estimated amount of contracts remaining to be executed on capital account, and not provided for (net of advance) is Rs. 69,54,19,558 as at December 31, 1999. The amount of such contracts as at December 31, 1998 was Rs. 26,76,79,915.

     b. The company has outstanding counter guarantees of Rs. 1,58,84,263 as at December 31, 1999, to various banks, in respect of guarantees given by the said banks in favour of various government authorities. The counter guarantees outstanding, as atDecember 31, 1998 was Rs. 2,33,40,263.

     c. Claims against the company, not acknowledged as debts, amounted to Rs. 17,91,814 as at December 31, 1999. Such claims as at December 31, 1998 was Rs. 17,91,814.

     d. The Company has issued letters of credit outstanding to various vendors amounting to Rs. Nil as at December 31, 1999. The corresponding figure as at December 31, 1998 was Rs. 6,59,000

2.   Quantitative details

     The company is engaged in the development and maintenance of computer software. The production and sale of such software cannot be expressed in any generic unit. Hence, it is not possible to give the quantitative details of sales and certain information as required under paragraphs 3, 4C and 4D of part II of Schedule VI to the Companies Act, 1956.

3. Managerial remuneration paid to the chairman, managing director and whole-time directors in Rs.
     --------------------------------------------------------------------------------------------------------------------------
                                                                            Three months ended           Nine months ended
                                                                               December 31,                December 31,
                                                                      ---------------------------------------------------------
                                                                                1999          1998           1999          1998
     --------------------------------------------------------------------------------------------------------------------------
     Salary                                                                 9,73,800      9,73,800      29,21,400     29,21,400
     Contribution to provident and other funds                              3,09,780      3,09,780       9,29,340      9,29,340
     Perquisites                                                           11,19,870      8,68,811      26,98,239     26,04,316

4.   Managerial remuneration paid to non-whole-time directors

                                                                                                                     in Rs.
     --------------------------------------------------------------------------------------------------------------------------
                                                                            Three months ended           Nine months ended
                                                                               December 31,                December 31,
                                                                      ---------------------------------------------------------
                                                                                1999          1998           1999          1998
     --------------------------------------------------------------------------------------------------------------------------
     Sitting fees                                                             34,000        18,000         78,000        48,000
     Reimbursement of expenses                                              4,45,123      2,43,343       9,01,728      6,55,044

5.   Imports on CIF basis

                                                                                                                     in Rs.
     --------------------------------------------------------------------------------------------------------------------------
                                                                            Three months ended           Nine months ended
                                                                               December 31,                December 31,
                                                                      ---------------------------------------------------------
                                                                                1999          1998           1999          1998
     --------------------------------------------------------------------------------------------------------------------------
     Capital goods                                                       7,31,57,517   8,14,20,026   22,70,52,455  20,15,86,695
     Software packages                                                     20,60,167             -    2,28,66,965   2,62,35,025

6.   Expenditure in foreign currency

                                                                                                                     in Rs.
     --------------------------------------------------------------------------------------------------------------------------
                                                                            Three months ended           Nine months ended
                                                                               December 31,                December 31,
                                                                      ---------------------------------------------------------
                                                                                1999          1998           1999          1998
     --------------------------------------------------------------------------------------------------------------------------
     Travel expenses                                                    18,62,06,010  13,76,54,956   49,97,76,870  36,93,49,752
     Professional charges                                                  80,48,926     38,07,487    2,01,25,172   1,39,68,407
     Other expenditure incurred overseas for software development       62,24,10,619  24,52,71,643  154,40,25,716  74,44,15,529

--------------------------------------------------------------------------------
                                                                        13 of 27

7.   Earnings in foreign exchange

                                                                                                                     in Rs.
     --------------------------------------------------------------------------------------------------------------------------
                                                                           Three months ended           Nine months ended
                                                                              December 31,                December 31,
                                                                     ----------------------------------------------------------
                                                                              1999           1998           1999           1998
     --------------------------------------------------------------------------------------------------------------------------
     Income from software development charges and products on a      216,85,95,849  107,14,80,666  565,67,38,823  302,28,56,794
     receipt basis
     Interest received on deposits with banks                          4,63,87,145      37,32,109   13,19,57,503    1,42,90,010

8.   Depreciation on assets costing less than Rs. 5,000 each

     The Company charged depreciation at one hundred percent in respect of assets costing less than Rs. 5,000 each, amounting to Rs. 4,22,62,848 and Rs. 6,49,71,753 for the three months period ended December 31, 1999 and nine months period ended December, 1999 respectively. The corresponding figure for the previous period amounted to Rs. 3,90,98,888 and Rs. 9,15,81,384 respectively.

9.   Depreciation

     With effect from October 1, 1998, the Company revised the estimates of useful lives of buildings (software centers and others) from 28 years / 58 years to 15 years. Due to this change, depreciation for the three months period ended December 31,1999 and nine months period ended December 31, 1999 is higher by Rs. 59,22,474 and Rs. 1,67,99,035. As a result, the profit for the three months period ended December 31, 1999 and nine months period ended December 31,1999 is lower by Rs. 59,22,474 and Rs. 1,67,99,035 on a comparative basis.

10.  Exchange differences

     The Company has earned net realized and unrealized exchange gains of Rs.
     4.98 crore and Rs. 8.88 crore for the three months period ended December 31, 1999 and December 31, 1998 respectively and Rs. 23.61 crore and Rs.
     22.37 crore for the nine months period ended December 31, 1999 and December 31, 1998 respectively. This includes Rs. (0.61) crore (previous period Rs.
     nil) and Rs. 9.16 crore (previous period Rs. nil) for the three months and nine months period ended December 31, 1999 respectively arising from exchange differences on translation of foreign currency deposits maintained abroad, disclosed separately under "Other income" in the financial statements. The balance of Rs. 5.59 crore and Rs. 8.88 crore, for the three months period ended December 31, 1999 and December 31, 1998 and Rs. 14.45 crore and Rs. 22.37 crore for the nine months period ended December 31, 1999 and December 31, 1998 respectively, and is included under "Income from software development services and products-overseas".

11   Research and development expenditure

     Research and development expenses charged to the Profit and Loss Account on both capital and revenue accounts for the three month period ended December 31, 1999 and nine month period ended December 31, 1999 amounted to Rs. 2,27,65,340 and Rs. 6,16,17,330 respectively (previous period - Rs. 4,12,33,470 and Rs. 7,31,28,970 respectively). This includes Rs. nil being the depreciation charged at 100% in respect of R & D assets acquired during three month period ended December 31, 1999 and nine month period ended December 31, 1999 (previous period - Rs. 30,30,000 and Rs. 32,33,250).

12   Investment in subsidiary

     During the quarter ended December 31, 1998, the Company made a provision for Rs. 3,52,95,674 on its investment in Yantra Corporation, a subsidiary company. The corresponding figure for the current quarter is nil.

13   Provision for contingencies

     The Company had instituted a contingency plan effective October 1, 1998 to meet any possible disruption in client support due to the Year 2000 impact on the technology and communication infrastructure provided to the Company by its vendors. The contingency plan called for the creation of a total provision of Rs. 20.00 crore based on an initial estimate. This provision was required to be made over six quarters starting October 1998. Accordingly, the Company had made a total provision of Rs. 9.99 crore upto the quarter ended June 30, 1999 (including Rs. 3.33 crore for the quarter ended June 30, 1999). The Company had been led to believe that all its telecommunication service providers were Year 2000 ready and therefore did not expect significant disruption of these facilities. During second quarter, the Company made an appraisal and re-estimated the provision required for meeting such contingencies over the next two quarters and was of the opinion that the provision already made was adequate for the purpose and hence no further provision was required.

     During the quarter, Rs. 1.05 crore was spent towards support during the Year 2000 transition and the same was set-off against the provision made earlier. After such set-off, a balance of Rs. 8.94 crore remains as provision for contingency as on December 31, 1999.

--------------------------------------------------------------------------------
                                                                        14 of 27

14.  Provision for e-inventing the Company

     During the quarter ended September 30, 1999, the company had announced that it may be required to incur business restructuring costs for creating knowledge infrastructure, acquiring people with technical skills in the e-commerce area and for e-inventing the company. This was a result of the rapid shift in the business towards e-commerce related work. Accordingly, the company made a provision of Rs. 3.50 crore during the quarter ended September 30, 1999. During this quarter, the company made an appraisal of the restructuring and is of the opinion that the existing provision is adequate for the purpose. Therefore, no further provision has been made.

     During the quarter, an amount of Rs. 2.08 crore was incurred towards e-inventing the company and was set-off against the provision made earlier. After this set-off, a balance of Rs. 1.42 crore remains as provision for e-inventing the company as on December 31, 1999.

15   Unearned revenue

     Unearned revenue as of December 31, 1999 of Rs. 23,11,41,772(Previous period Rs. 22,64,60,140) consists primarily of client billings on fixed-price, fixed-time-frame contracts for which related costs are not yet incurred.

16   Dues to Small-Scale Industrial undertakings

     As of December 31, 1999, the Company had no outstanding dues to small-scale industrial undertakings.

17   Balance of unutilized money raised by issue of ADSs

     During the year ended March 31, 1999, the Company made an Initial Public Offering (IPO) of American Depositary Shares (ADSs) amounting to Rs. 296.86 crore (equivalent to US$ 70,380,000). The ADSs are listed on the NASDAQ National Market in the United States (US). The unutilized monies out of the issue, after meeting issue expenses, and including interest earned on such monies amounted to Rs. 238.45 crore (equivalent to US$ 54,828,514) and Rs.
     65.62 crore (equivalent to US$ 15,089,828)is included under "Deposit accounts in foreign currency with Scheduled Banks" and " Deposits accounts in foreign currency with non-Scheduled Banks" in the financial statements respectively.

18   ADS issue expenses

     During the nine month period ended December 31, 1999, the company received additional bills for costs incurred during the ADS issue. The details of such expenses are given under:

                                                                         in Rs.
     ---------------------------------------------------------------------------
     Legal and accounting fees                                       1,49,26,437
     ---------------------------------------------------------------------------
     Printing charges                                                  77,03,653
     ---------------------------------------------------------------------------
     TOTAL                                                           2,26,30,090
     ---------------------------------------------------------------------------

19   Stock options

     The Company currently has two stock option plans. These are summarized below.

     1998 Stock Option plan(the 1998 plan)

     The Company's 1998 Plan provides for the grant of non-statutory stock options and incentive stock options to employees of the Company. The establishment of the 1998 Plan was approved by the Board of Directors in December 1997 and by the shareholders in January 1998. The Government of India approved the 1998 Plan, subject to a limit of US$ 50 million on the aggregate value of equity shares reserved under the 1998 Plan. Accordingly, the number of equity shares reserved under the 1998 Plan may be reduced by the Board of Directors from time to time to comply with this limit of US$ 50 million. A total of 8,00,000 equity shares corresponding to 16,00,000 ADSs (the Ministry of Finance, Government of India has allowed the Company to issue a maximum of 1.47 million ADSs under the plan) are currently reserved for issuance pursuant to the 1998 Plan. These options may be issued at an exercise price that is not less than 90% of the fair market value of the underlying equity share on the date of the grant. The 1998 Plan will terminate in January 2008, unless terminated earlier. All options under the 1998 Plan are exercisable for ADSs representing equity shares. A committee of the Board of Directors administers the 1998 Plan. Options to acquire an aggregate of 2,13,000 ADSs corresponding to 1,06,500 equity shares were granted to employees concurrent with the Company's IPO in the US at an exercise price equal to the IPO issue price. Of these, options to acquire 3,500 ADSs corresponding to 1,750 equity shares were forfeited and returned to the Option pool due to the separation of the optionees from the Company. Options to acquire 1,16,000 ADSs corresponding to 58,000 equity shares were granted to the employees of the Company at an exercise price of $179 on November 10, 1999.

     1999 Stock Option Plan (the 1999 Plan)

     In fiscal 2000, the Company instituted the 1999 Plan. The 1999 Plan was approved by the share holders and the Board of Directors in June 1999. The 1999 Plan provides for the issue of 33,00,000 equity shares to the employees. The 1999 Plan is administered by a Compensation Committee comprising a maximum of seven members, the majority of whom are independent directors on the Board of Directors. Under the 1999 Plan, options will be issued to employees at an exercise price which shall not be less than the Fair Market Value. Fair Market Value means the closing price of the Company's shares in the stock exchange where there is the highest trading

--------------------------------------------------------------------------------
                                                                        15 of 27
     volume on a given date and if the shares are not traded on that day, the closing price on the next trading day. Under the 1999 Plan, options may also be issued to employees at exercise prices that are less than FMV only if specifically approved by the members of the Company in a general meeting. As of December 31, 1999, 4,76,600 options have been issued to employees under the 1999 Plan. As of the date of this report, options to acquire 1,100 equity shares were forfeited and returned to the option pool due to the separation of the optionees of the company.

20   Employee Stock Offer Plan (ESOP)

     The Securities and Exchange Board of India (SEBI) recently issued the (Employee Stock Option Scheme and Employee Stock Purchase Scheme) Guidelines, 1999 which is effective for all stock option schemes established after June 19, 1999. In accordance with these guidelines, the excess of the market price of the underlying equity shares as of the date of the grant of the options over the exercise price of the options, including up-front payments, if any is to be recognized and amortized on a straight line basis over the vesting period.

     The Companies 1994 stock offer plan was established prior to the SEBI guidelines on stock options.

     Had the stock compensation costs for this stock option plan been determined as per the guidelines issued by SEBI, the Company's reported net profit would have been reduced to the proforma amounts indicated below.

                                                                                                                     in Rs.
     --------------------------------------------------------------------------------------------------------------------------
                                                                           Three months ended           Nine months ended
                                                                              December 31,                December 31,
                                                                     ----------------------------------------------------------
                                                                              1999           1998           1999           1998
     --------------------------------------------------------------------------------------------------------------------------
     Net profit :
     - As reported                                                    73,78,54,793   40,08,74,108  200,10,19,434   92,15,71,399
     - Adjusted pro forma                                             68,17,38,506   33,83,65,192  183,51,84,658   82,06,25,046

21   Provision for taxation

     The Company's profits from export activities are deductible from taxable income. Further, most of the Company's operations are conducted through 100% Export Oriented Units, which are entitled to a tax holiday for a period of ten years from the date of commencement of operations. The provision for taxation includes taxes payable in respect of domestic income and that arising on the Company's overseas operations, primarily in the United States, Europe, Far East and South East Asia.

22   Cash and Bank balance

     The Company has a deposit of USD 1,854,225 (Rs. 8,06,41,779) in EEFC account as at December 31, 1999. Bank balances in overseas deposit account includes an net amount of USD 69,918,343 (Rs. 304,07,48,715) received on ADS program and maintained abroad as deposit along with the interest earned.

23   Loans and advances

     Advances recoverable in cash or kind or for value to be received mainly comprise of prepaid travel and per-diem expenses and advance paid to vendors towards current assets.

     Deposits with financial institutions consists of Rs. 25,50,22,081 and Rs. 18,10,98,742 deposited with Housing Development Finance Corporation Limited, and ICICI Limited, respectively. Mr. Deepak M Satwalekar, Director of the company, is also the Managing Director in Housing Development Finance Corporation Limited. Mr. N R Narayana Murthy, Chairman and CEO of the company and Prof. Marti G. Subrahmanyam, Director of the company, are also Directors in ICICI Limited. Except as directors in these financial institutions, they have no direct interest in these transactions. "Deposit with a body corporate" consists of Rs. 25,58,23,674 deposited with GE Capital Services India. All these financial institutions and a body corporate have AAA rating from CRISIL. There is no unpaid interest as on date.

     Provision for doubtful loans and advances comprise of provisions made for deposit kept with a Company and for loans and advances given to employees. The Company has filed recovery suit against this company in a court of law and the court has attached the property of this company against the claims of unpaid deposit amount. The adjudication on this issue is pending. However, as matter of abundant precaution, a provision has been made.

24   Current liabilities

     Sundry creditors for other liabilities represent mainly the retention amount payable to the vendors, and amounts accrued for various other operational expenses.

25   Fixed assets

     The Company has entered into lease- cum- sale agreements to acquire certain properties. In accordance with the terms of these agreements, the Company has the option to purchase the properties outright at the expiry of the lease period. The Company has already paid 99% of the value of the properties at the time of entering into the lease- cum -sale agreement. These amounts are disclosed as "Land - leasehold" under "Fixed assets" in the financial statements.

26   Set off of unearned revenues

     The Company entered into an agreement with a customer for providing software services in an earlier year. The Company collected a portion of amounts receivable from this customer in respect of work performed for the customer under this agreement. The customer subsequently went into liquidation. In fiscal 1999, the company raised invoices in its books of account for the remainder of the contracted value of the services to be performed under the agreement amounting to Rs. 3,24,52,521 in order to stake its claim in the

--------------------------------------------------------------------------------
                                                                        16 of 27
     liquidation proceedings. The Company subsequently informed the Reserve Bank of India about the claim raised by it on the customer. This amount was treated as "Unearned revenues" in the financial statements for fiscal 1999. The Company has set off the amount receivable from the customer against the amount earlier treated as "Unearned revenue", in the previous quarter. The Company is actively pursuing liquidation proceedings to recover this amount.

27   Income Tax demand for stock options

     The Income Tax department raised a tax demand of Rs. 73.52 crore on the Company for payment of tax deductible at source on stock options granted to the Company's employees during the financial years 1996-97, 1997-98 and 1998-99. The Company has contested this tax demand by filing an appeal before the appellate authority. However, any tax liability on stock option issued under the Employees Stock Offer Plan is adequately covered by indemnities from employees and by the stock exercisable by them under ESOP. Consequently, employees have paid the tax due and the entire tax demand has been discharged in full. Thus, there is no impact on the earnings of the Company on this account.

28   Stock split

     The shareholders of Infosys approved the 2-for-1 split of its equity shares, i.e., a sub-division of every equity share from the current par value of Rs. 10 into 2 equity shares of par value Rs. 5 each, at the Extraordinary General Meeting held on December 29, 1999. The Board of Directors of the company has fixed February 11, 2000 as the Record Date for determining the shareholders/ADSs holders entitled to the split. As the split will be effectuated after the Record Date, the same is not reflected in the financial statements as per Indian GAAP for the quarter and nine-month period ended December 31, 1999.

--------------------------------------------------------------------------------
                                                                        17 of 27

At a glance - US GAAP

------------------------------------------------------------------------------------------------------------------------------------

                                                                                    US$ in millions, except per equity share data

------------------------------------------------------------------------------------------------------------------------------------
                                                              Quarter ended               Nine months  ended              Year ended
                                                        -----------------------------------------------------------
                                                         December 31,   December 31,    December 31,   December 31,    March 31,1999
                                                                1999           1998            1999           1998
------------------------------------------------------------------------------------------------------------------------------------
For the period
Total revenue                                                  52.16          33.04          139.83          84.94           120.96
Operating income                                               15.69          10.81           42.61          25.04            22.87
Net income                                                     15.42           9.58           43.45          20.52            17.45
Operating income as a percentage of total revenue              30.08%         32.72%          30.47%         29.48%           18.91%
Net income as a percentage of total revenue                    29.56%         29.00%          31.07%         24.16%           14.42%
Basic earnings per share                                        0.24           0.16            0.66           0.34             0.28
Capital investment                                             10.87           4.60           23.84          11.59            16.12

At the end of the period
Total assets                                                                                 195.18          76.58           153.66
Property, plant and equipment - net                                                           39.76          22.80            23.90
Cash and equivalents                                                                         106.79          22.80            98.87
Working capital                                                                              131.30          36.05           110.62
Total debt                                                                                        -              -                -
Shareholders' equity                                                                         179.22          63.27           139.61
Common stock                                                                                   8.59           4.55             8.59
Market capitalization                                                                     21,825.80      47,603.12         2,852.24
------------------------------------------------------------------------------------------------------------------------------------

Note: Market capitalization is calculated by considering the NASDAQ market price for shares outstanding at the period/year end except as of December 31,1998 where the same has been calculated by considering the Indian market price.

TOTAL REVENUE
US $ in millions

      Year ended March 31, 1999       Nine months ended       Nine months ended
                                      December 31, 1998       December 31, 1999
               120.96                      84.94                   139.83



NET INCOME
US $ in millions

      Year ended March 31, 1999       Nine months ended       Nine months ended
                                      December 31, 1998       December 31, 1999

              17.45                        20.52                    43.45


--------------------------------------------------------------------------------
                                                                        18 of 27

Shareholder information

-------------------------------------------------------------------------------
1.  Listing on stock exchanges in India at      Bangalore Stock Exchange Ltd.
                                                Stock Exchange Towers, No. 51, 1st Cross, J.C. Road, Bangalore - 560027.
                                                Tel.: 91-80-299 5234, Fax: 91-80-299 5242
                                                The Stock Exchange, Mumbai
                                                Phiroze Jeejeebhoy Towers, Dalal Street, Mumbai - 400 001.
                                                Tel.: 91-22-265 5581, Fax: 91-22-265 8121
                                                National Stock Exchange of India Ltd.
                                                Trade World, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013.
                                                Tel.: 91-22-497 2950, Fax: 91-22-491 4275/85

2.  Listing fees                                Paid for all the above stock exchanges for 1999-2000.

3.  Listing on stock exchanges                  NASDAQ National Market in the United States
    outside India                               33 Whitehall Street, New York, NY-1004-4087
                                                Tel.: 1-212-709-2400, Fax: 1-212-709-2496

4.  Registered office                           Electronics City, Hosur Road, Bangalore - 561 229, India.
                                                Tel.: 91-80-852 0261, Fax: 91-80-852 0362
                                                Homepage: www.itlinfosys.com


5.  Stock market data relating to shares listed in India
      a. The company's market capitalization is included in the computation of the BSE-30 Sensitive Index (Sensex), the BSE Dollex and S&P CNX NIFTY Index.

      b. Monthly high and low quotations as well as the volume of shares traded at Mumbai, National and Bangalore Stock Exchanges during the three-month period ended December 31, 1999 are:

    --------------------------------------------------------------------------------------------------------------------------------

    --------------------------------------------------------------------------------------------------------------------------------
                                                      BSE                             NSE                           BgSE
                                        --------------------------------------------------------------------------------------------
                                           High      Low       Volume     High       Low        Volume     High       Low    Volume
                                             Rs.      Rs.        Nos.       Rs.       Rs.         Nos.       Rs.       Rs.     Nos.
    --------------------------------------------------------------------------------------------------------------------------------
    October, 1999                         8,720    6,832   23,81,639     8,875     6,845     23,23,938     8,550    6,900    4,601
    November                              9,750    6,590   21,87,553     9,773     6,600     26,66,213     9,750    6,450    2,126

    December                             14,649    9,001   23,08,042    14,527     9,031     20,80,825    14,600    9,100    1,707
    --------------------------------------------------------------------------------------------------------------------------------
    Total                                                  68,77,234                         70,70,976                       8,434
    --------------------------------------------------------------------------------------------------------------------------------
    % of volume traded to total number
    of shares outstanding #                                    21.47%                            22.07%                       0.03%

    # The number of shares outstanding has been taken to be 3,20,34,400. The American Depositary Shares (ADSs) have been excluded for the purpose of this calculation.

6.  Share transfers in physical form                        Karvy Consultants Limited
    and other communication regarding                       Registrars and Share Transfer Agents
    share certificates, dividends, and                      T.K.N. Complex, No. 51/2, Vanivilas Road,
    change of address, etc., in India                       Opp. National College, Basavanagudi,
    may be addressed to                                     Bangalore - 560 004.
                                                            Tel.: 91-80-662 1184, Fax: 91-80-662 1169
                                                            Email: KARVY.BGL@KARVY.sprintrpg.ems.vsnl.net.in


7.  Share transfer system
    The Securities and Exchange Board of India (SEBI) has mandated that investors should compulsorily trade in dematerialized form in the securities of Infosys from January 4, 1999. Investors are required to open an account with a Depositary Participant to trade in dematerialized form. A list of Depositary Participants is available with the National Securities Depositary Limited (NSDL). A booklet entitled "An Investor's Guide to Depositaries" is available at www.itlinfosys.com.
    Shares sent for physical transfer are generally registered and returned within a period of 15 days from the date of receipt, if the documents are clear in all respects. The Share Transfer Committee of the company meets as often as required.
    The total number of shares transferred in physical form during the quarter ended December 31, 1999 were 18,110 (previous year - 1,98,997). 96.69% of transfers (previous year - 75.49%) were completed within 15 days. Shares in dematerialized form were transferred within 10 days, on the average.

    ----------------------------------------------------------------------------------------------------------------------
                                           1999                                         1998
                    -------------------------------------------------------------------------------------------------------
    Transfer period           No. of                    No. of                         No. of              No. of
    in days                 transferees (folios)        shares           %       transferees (folios)      shares        %
                             New      Existing                                     New      Existing
    -----------------------------------------------------------------------------------------------------------------------
    1-10                      29            12          17,400       96.08          48            18       95,400    47.94
    11-15                      1             1             110        0.61          41            29       54,815    27.55
    16 - 20                    0             0               0        0.00          34            17       38,320    19.26
    *21 and above              1             1             600        3.31          29            24       10,462     5.25
---------------------------------------------------------------------------------------------------------------------------

                                   20 of 27

    ----------------------------------------------------------------------------------------------------------------------
                                           1999                                         1998
                    -------------------------------------------------------------------------------------------------------
                              No. of                                                   No. of
                            transferees (folios)                                 transferees (folios)
    -----------------------------------------------------------------------------------------------------------------------
                              31            14          18,110      100.00         152            88     1,98,997   100.00
    -----------------------------------------------------------------------------------------------------------------------

    *  Delays beyond 21 days were due to compliance of legal requirements.


8. Investors' services - Complaints received during the three-month period ended December 31

    -----------------------------------------------------------------------------------------------------------------------------
                                                                           1999                               1998
                                                         ------------------------------------------------------------------------
    Nature of complaints                                       Received             Cleared          Received         Cleared
    -----------------------------------------------------------------------------------------------------------------------------
    1.  Non-receipt of share certificates                             0                   0                15              15
    2.  Non-receipt of bonus shares                                   3                   3                 0               0
    3.  Letters from Stock Exchanges, SEBI, etc.                      0                   0                 0               0
    4.  Non-receipt of dividend warrants                             19                  19                10              10
    -----------------------------------------------------------------------------------------------------------------------------
                                                                     22                  22                25              25
    -----------------------------------------------------------------------------------------------------------------------------

    The Company has attended to most of the investors' grievances / correspondence within a period of 10 days from the date of receipt of the same, during the quarter ended December 31, 1999.

9.  Legal proceedings
    There are some pending cases relating to disputes over title to shares, in which the company is made a party. These cases are however not material in nature.


10. Distribution of shareholding as on December 31

    ------------------------------------------------------------------------------------------------------------------------------
                                                    1999                                                        1998
                                --------------------------------------------------------------------------------------------------
    No. of equity                 No. of     % of          No. of      % of       No. of       % of            No. of       % of
    shares held                   share-    share-         shares     share-      share-       share-          shares      share-
                                  holders   holders                   holding     holders      holders                    holding
    ------------------------------------------------------------------------------------------------------------------------------
    1-   100                       12,098     57.17       2,91,072       0.91       1,375        20.92       1,16,092        0.72
    101-   200                      2,294     10.84       4,31,774       1.35       1,737        26.43       3,16,448        1.98
    201-   500                      2,800     13.23      10,42,071       3.25       1,935        29.44       7,61,164        4.76
    501-  1000                      2,071      9.79      15,58,575       4.87         722        10.99       5,05,028        3.15
    1001-  5000                     1,395      6.59      28,91,911       9.03         511         7.78       6,89,192        4.30
    5001- 10000                       208      0.98      14,96,681       4.67          94         1.43       3,21,500        2.01
    10001 and above                   297      1.40    2,40,07,171      74.94         198         3.01    1,33,07,776       83.08
    Shares in transit in NSDL           -         -       3,15,145       0.98           -            -              -           -
    ------------------------------------------------------------------------------------------------------------------------------
                                   21,163    100.00    3,20,34,400     100.00       6,572       100.00    1,60,17,200      100.00
    American Depositary Shares          1*               10,35,000                      -                           -
    ------------------------------------------------------------------------------------------------------------------------------
    Total                          21,164              3,30,69,400                  6,572                 1,60,17,200
    ------------------------------------------------------------------------------------------------------------------------------

    * Held by beneficial owners outside India.


------------------------------------------------------------------------------------------------------------------------------------

                                                                        21 of 27

11.  Categories of shareholders as on December 31

------------------------------------------------------------------------------------------------------------------------------------
                                                     1999                                                  1998
                                  --------------------------------------------------------------------------------------------------
Category                                   No. of            Voting          No. of           No. of       Voting            No. of
                                     shareholders      strength (%)     shares held     shareholders     strength (%)   shares held
------------------------------------------------------------------------------------------------------------------------------------
Individuals                                19,698             25.84        85,46,128           6,141           21.97      35,18,042
Companies                                     988              1.52         5,01,804             185            7.25      11,61,658
FIIs                                          209             24.88        82,27,179             130           25.88      41,44,550
OCBs and NRIs                                 143              0.72         2,37,832              27            0.25         40,100
Founders and their families                    18             29.44        97,35,130              18           30.74      49,23,300
Mutual Funds, Banks, FIs                      107             13.52        44,71,182              71           13.91      22,29,550
Shares in transit in NSDL                       -              0.95         3,15,145               -               -              -
American Depositary Shares                      1*             3.13        10,35,000               -               -              -
------------------------------------------------------------------------------------------------------------------------------------
Total                                      21,164            100.00      3,30,69,400           6,572          100.00    1,60,17,200
------------------------------------------------------------------------------------------------------------------------------------

  *  Held by beneficial owners outside India.

12.  Shares under lock-in
     Details of shares held by employees under the Employee Stock Offer Plan
     (ESOP) subject to lock-in are given below. These shares are also included in the categories of shareholders given in (11) above.

     -----------------------------------------------------------------------------------------------------------------------
                                                     Number of shares subject to lock-in as on December 31
                                   -----------------------------------------------------------------------------------------
                                                      1999                                      1998
                                   -----------------------------------------------------------------------------------------
      Period of lock-in               No. of shares       No. of employees       No. of shares         No. of employees
     -----------------------------------------------------------------------------------------------------------------------
      4-5 years                            3,92,300                  1,042                   -                        -
      3-4 years                            2,50,400                    341            1,06,200                      156
      2-3 years                            1,02,000                    151            1,32,600                      110
      1-2 years                            1,28,600                    105            1,11,100                       76
      0-1 years                            1,06,300                     74                   -                        -
     -----------------------------------------------------------------------------------------------------------------------

     As on December 31, 1999, 581 employees hold rights to 1,72,600 shares which are subject to a lock-in of 4-5 years under the 1994 Stock Offer Plan. Currently, 1,667 employees hold shares under the 1994 Stock Offer Plan. Shares subject to lock-in held by the employees will be transferred back to the ITL Employees Welfare Trust when such employees leave the services of the company. The ITL Employees Welfare Trust holds, as on December 31, 1999, 80,800 shares. The 1994 Stock Offer Plan has since been terminated.

     The Company established the 1998 Stock Option Plan which provides for the grant of non-statutory stock options and incentive stock options to the employees of the Company. This Plan was approved by the Board of Directors in December 1997 and by the share holders in January 1998. A total of 8,00,000 equity shares corresponding to 16,00,000 ADSs are currently reserved for issuance pursuant to the 1998 Plan. During the quarter ended December 31, 1999, options to acquire 1,16,000 ADSs corresponding to 58,000 equity shares were granted under the 1998 Stock Option Plan to 53 employees. As on December 31, 1999, 87 employees hold options to acquire 3,25,500 ADSs corresponding to 1,62,750 equity shares under the 1998 Stock Option Plan.

     In fiscal 2000, the Company instituted the 1999 Stock Option Plan. The 1999 Plan was approved by the Board of Directors and the share holders in June 1999. The Plan provides for the issue of 33,00,000 equity shares to the employees. During the quarter ended December 31, 1999, options to acquire 4,65,300 equity shares were granted to 1,148 employees under the 1999 Stock Option Plan.

13.  Dematerialization of shares and liquidity

     Your company was the first in India to pay a one-time custodial fee of Rs.
     44.43 lakh to National Securities Depositary Limited (NSDL). Consequently, the company's shareholders do not have to pay depositary participants the custodial fee charged by the NSDL, on their holding. This payment of a one-time custodial fee extends to the issue of bonus shares too. The company hopes that this initiative will enthuse shareholders to dematerialize their holding in the company. Over 88.50% of the company's shares are now held in electronic form.

     A detailed letter explaining the methodology of using a Depositary as well as a booklet entitled "An Investor's Guide to Depositaries" was sent to all shareholders in November 1998. Copies of this booklet are available to shareholders on request.

     The Stock Exchange, Mumbai has permitted trading of your company's share in the `A' group. This move is expected to increase the liquidity of your company's shares.

14.  Financial calendar (tentative and subject to change)
     Financial results for the year ending March 31, 2000         April 11, 2000
     Annual General Meeting for the year ending March 31, 2000    May 2000

15.  Investors' correspondence in India                     Any queries relating to the financial statements of the
     may be addressed to:                                   company may be addressed to:

     Mr. V. Viswanathan,                                    Mr. T. V. Mohandas Pai,
     Company Secretary, Investors' Service Cell,            Senior Vice President (F&A),
     Infosys Technologies Ltd., Electronics City,           Infosys Technologies Ltd., Electronics City, Hosur Road,
     Hosur Road, Bangalore - 561 229, India.                Bangalore - 561 229, India.
     Tel.: 91-80-852 1518, Fax: 91-80-852 0362              Tel.: 91-80-852 0396, Fax: 91-80-852 0362
     (e-mail address: invest@itlinfosys.com)                (e-mail address: mdpai@itlinfosys.com)

16.  Reuters code -   INFY.BO (BSE)      Bloomberg code -    INFO IN (BSE)      Bridge code -  IN;INF (BSE)
     INFY.NS (NSE)                                           NINFO IN (NSE)                    IN;INFN (NSE)
     INFY.O (NASDAQ)                                                                           US;INFY (NASDAQ)


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                                                                        22 of 27

17.  Stock market data relating to American Depositary Shares (ADSs)

     a.   ADS listed at                   NASDAQ National Market in the United States
     b.   Ratio of ADS to equity shares   2 ADS for one equity share
     c.   ADS symbol                      INFY

     d. The American Depositary Shares issued under the ADS program of the company were listed on the NASDAQ National Market in the United States on March 11, 1999. The monthly high and low quotations as well as the volume of ADSs traded at NASDAQ National Market for the quarter ended December 31, 1999 are:

     ----------------------------------------------------------------------------------
                                 High                             Low          Volume
                              $         Rs.#            $        Rs.#            Nos.
     ----------------------------------------------------------------------------------
      October, 1999      179.50       15,552       131.00      11,350       17,12,400
      November           235.00       20,398       143.00      12,412       13,14,600
      December           360.00       31,313       204.13      17,755       14,79,100
     ----------------------------------------------------------------------------------

     Percentage of volume traded to total float   217.69%

     US$ have been converted into Rupees at the monthly closing rates. # 2 ADS = 1 equity share

     e. American Depositary Shares premium to the shares traded in the Indian Stock Exhanges

                             [CHART APPEARS HERE]


     * 2 ADSs = 1 equity share                          (Source: Bloomberg)



--------------------------------------------------------------------------------
                                                                        23 of 27

f.   Investor correspondence in              P. R. Ganapathy
     the US may be addressed to              Investor Relations Officer
                                             Infosys Technologies Limited
                                             34760, Campus Drive,
                                             Fremont CA 94555, USA.
                                             Tel.: 1-510-742-3030, Mobile: 1-510-872-4412,
                                             Fax: 1-510-742-2930, E-mail: guns@itlinfosys.com
                                                                          -------------------
g.   Name and address of the                 Bankers Trust Company
     Depositary bank                         (Part of the Deutsche Bank Group),
                                             Four, Albany Street
                                             New York, NY 10006, USA.
                                             Tel.: 1-212-250-8500, Fax: 1-212-250-5644.

                                             Corporate Trust and Agency Services
                                             Deutsche Bank A.G.
                                             1st Floor, Kodak House
                                             222, Dr. D. N. Road.
                                             Fort, Mumbai - 400 001
                                             Tel.: 91-22-207 9566,Fax: 91-22-207 9614
 h.  Name and address of the                 ICICI Limited
     Custodian in India                      ICICI Towers,
                                             Bandra-Kurla Complex,
                                             Mumbai - 400 051, India.
                                             Tel.: 91-22-653 1414, Fax: 91-22-653 1165.

________________________________________________________________________________
                                                                        24 of 27

Segment information
--------------------------------------------------------------------------------

                                                                                                                        Rs. in lakhs
------------------------------------------------------------------------------------------------------------------------------------
                                                     Quarter ended                      Nine months  ended
                                             December 31,   December 31,    December 31, 1999   December 31, 1998        Year ended
                                                    1999           1998                                               March 31, 1999
------------------------------------------------------------------------------------------------------------------------------------
Geographical segment

North America                                  18,273.82      11,460.80             49,356.35           29,348.71         41,739.11
Europe                                          2,680.14       1,252.83              8,556.73            3,478.55          4,753.03
Rest of the World                               1,925.10       1,069.08              3,923.29            2,403.17          3,533.26
India                                             473.25         234.02              1,710.20              672.46          1,248.43
------------------------------------------------------------------------------------------------------------------------------------
                                               23,352.31      14,016.73             63,546.57           35,902.89         51,273.83
====================================================================================================================================
Business segment

Branded services                                1,395.24       2,774.60              5,638.42            8,948.57         11,321.57
Products                                          444.48         210.92              1,576.81              718.86          1,444.89
Software development and maintenance           20,801.59      10,958.96             53,283.03           26,029.24         38,122.66
Treasury                                          711.00          72.25              3,048.31              206.22            384.71
------------------------------------------------------------------------------------------------------------------------------------
                                               23,352.31      14,016.73             63,546.57           35,902.89         51,273.83
====================================================================================================================================

* Exchange differences arising on translation of foreign currency deposits kept abroad have been included under Treasury.
     By geographical area - quarter ended December 31, 1999. By business segment - quarter ended December 31, 1999

               By Geographical Area -                  By Business Segment -
     quarter ended December 31, 1999         quarter ended December 31, 1999

          [PIE CHART APPEARS HERE]                        [PIE CHART APPEARS HERE]
         Europe                      12%                 Treasury                      3%
         Rest of the World            8%                 Brand services                6%
         India                        2%                 Products                      2%
         North America               78%                 Software development
                                                         and maintenance              89%



--------------------------------------------------------------------------------
                                                                        25 of 27

Ratio analysis
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                               Quarter ended             Nine months  ended
                                                       ----------------------------------------------------------
                                                        December 31,   December 31,   December 31,   December 31,        Year ended
                                                               1999           1998           1999           1998     March 31, 1999
------------------------------------------------------------------------------------------------------------------------------------
Ratios - Financial performance

Export revenue/Total revenue (%)                              95.85          98.33          95.50          98.13              97.50
Domestic revenue/Total revenue (%)                             0.86           1.15           1.10           1.30               1.68
Other income/Total revenue (%)                                 3.30           0.52           3.40           0.57               0.75
Employee costs/Total revenue (%)                              36.81          30.60          36.20          32.94              32.39
Administration expenses/Total revenue (%)                      7.38           8.69           7.39           8.94               8.92
Operating expenses/Total revenue (%)                          57.68          61.01          59.58          64.26              62.60
Depreciation/Total revenue (%)                                 6.18           6.51           5.51           5.98               7.00
Tax/Total revenue (%)                                          4.36           5.56           4.42           4.75               4.47
Effective tax rate (Tax/PBT) (%)                              12.06          17.11          12.67          15.95              14.72
EBIDTA/Total revenue (%)                                      42.32          38.99          40.42          35.74              37.40
PAT from ordinary activities/Total revenue (%)                31.78          26.93          30.49          25.02              25.92
PAT from ordinary activities/Average net worth (%)*           39.35          58.17          36.35          50.80              54.16
ROCE (PBIT/Average capital employed) (%)*                     44.75          70.17          41.62          60.44              63.51
Return on invested capital (%)*                               94.13          83.09          91.62          72.92              86.30
Invested capital output ratio*                                 3.15           3.12           3.21           2.96               3.39

Ratios - Balance Sheet

Debt-Equity ratio                                                                               -              -                  -
Debtors turnover (Days)                                                                        63             69                 61
Current ratio                                                                                5.73           3.33               6.57
Cash and equivalents/Total assets (%)                                                       61.01          36.97              72.51
Cash and equivalents/Total assets (%) (excluding ADR                                        38.67          36.97              46.50
issue proceeds)
Depreciation for the period/Average gross block (%)                                         22.91          22.42              26.19
Technology investment/Total revenue (%)                                                      6.42           8.58               8.55

Ratios - Growth**

Export revenue (%)                                               63             94             70            102                 99
Total revenue (%)                                                67             91             74             98                 97
Operating expenses (%)                                           58             79             62             92                 87
Operating profit (%)                                             81            114             97            112                116
Net profit (from ordinary activities) (%)                        97            107            113            118                120

Per share data

Earnings per share from ordinary activities (Rs.)             22.50          12.12          57.74          27.87              40.19
Cash earnings per share from ordinary activities (Rs.)        26.88          14.88          68.18          34.36              51.05
Book value (Rs.), period end                                 227.43          78.84         227.43          78.84             174.00
Price/Earning, end of the period                             160.75          61.29         187.93          79.98              72.77
-----------------------------------------------------------------------------------------------------------------------------------

*      Annualized
** Denotes growth compared with figures of the corresponding period in the previous year.

Note:  The ratio calculations are based on Indian GAAP.
       All ratios are calculated excluding income from exchange differences on translation of foreign currency deposit kept abroad. EPS figures have been calculated for the period and has not been annualized.
       Invested capital ratios has been calculated by adjusting the average liquid assets against the average net worth and adjusting the revenue earned from liquid assets after taxes against net profits.


--------------------------------------------------------------------------------
                                                                        26 of 27

          US
          Infosys Technologies Limited
          34760, Campus Drive
          Fremont CA 94555.
          Tel: (510) 742-3000
          Fax: (510) 742-3090

          Infosys Technologies Limited
          20 Commerce Drive
          Cranford NJ 07016.
          Tel: (908) 497-1710
          Fax: (908) 497-1770

          Canada
          Infosys Technologies Limited
          208 Evans Avenue #207
          Toronto ON M8Z 1J7, Canada.
          Tel: 416-259-9578
          Fax: 416-259-1046

          UK
          Infosys Technologies Limited
          Suite 412, Premier Suites
          Exchange House
          494 Midsummer Boulevard
          Milton Keynes MK9 2EA, UK.
          Tel: 44-1-908-608-272
          Fax: 44-1-908-608-279

          Germany
          Infosys Technologies Limited
          T.O.P.A.S 2 Mergenthalerallee 79-81          Bankers
          65760 Eschborn, Frankfurt                    State Bank of Mysore
          Germany.                                     Hongkong and Shanghai Banking Corporation Ltd.
          Tel: 49-6196-9202115                         State Bank of India
          Fax: 49-6196-9202200                         ICICI Banking Corporation Limited
                                                       Bank of America
          Japan
          Infosys Technologies Limited                 Company Secretary
          4F, Madre Matsuda Building                   V. Viswanathan
          4-13 Kioi-cho, Chiyoda-ku
          Tokyo 102-0094, Japan.                       Auditors
          Tel: 81-3-3234-3597                          Bharat S Raut and Company
          Fax: 81-2-3239-3300                          Chartered Accountants

          India                                        Independent auditors - US GAAP
          Infosys Technologies Limited                 KPMG Peat Marwick
          Electronics City, Hosur Road
          Bangalore 561 229, India.
          Tel: 91-80-8520261
          Fax: 91-80-8520362
                                                       Visit Infosys on the Worldwide Web at www.itlinfosys.com

                                                       Send your e-mail to infosys@itlinfosys.com

                                                       Call us at 1-800-ITL INFO


                                                       (C) 2000 Infosys Technologies Limited, Bangalore, India.
                                                       Infosys acknowledges the proprietary rights in the trademarks and product names of other companies mentioned in this document.